Exhibit 10.1

EMPLOYMENT AGREEMENT AMENDMENT

This AMENDMENT (this “Amendment”) entered into on August 15, 2019, to the EMPLOYMENT AGREEMENT entered into May 12, 2016 (the “Original Agreement”), between Cheniere Energy, Inc., a Delaware corporation (the “Company”), and Jack A. Fusco (“Executive”).

RECITALS

WHEREAS, the parties desire to amend the Original Agreement in accordance with the provisions of Section 15(f) thereof (the Original Agreement as amended hereby, the “Employment Agreement”);

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree to amend the Original Agreement as follows:

1.    Section 1 of the Original Agreement is amended to provide that the Employment Term shall end on December 31, 2022 (or such later date to which the Employment Term may be extended by mutual agreement of the parties hereto), unless Executive’s employment terminates earlier in accordance with Section 7 of the Employment Agreement.

2.    Section 9(d) of the Original Agreement is amended in its entirety to read as follows:

“(d) Completion of the Employment Term. If the Executive remains employed with the Company through December 31, 2022 (or such later date to which the Employment Term may be extended in accordance with this Agreement) and at the time Executive’s relationship with the Company concludes none of the conditions in Section 7(c) exist, then the Company shall pay Executive the Accrued Compensation and, subject to Section 15(e), any earned but unpaid bonus within sixty (60) days and Executive’s then-outstanding long-term incentive awards shall continue to vest in accordance with their terms.”

3.    The definition of “Business” in Section 12(b) of the Original Agreement is amended in its entirety to read as follows:

“‘Business’ means the business of (i) selling, marketing, trading or distributing liquefied natural gas and/or (ii) designing, permitting, constructing, developing or operating liquefied natural gas facilities and/or (iii) trading natural gas on behalf of a liquefied natural gas facility or facilities.”

4.    For the avoidance of doubt, if Executive becomes eligible for payments and benefits under both Section 9(c) of the Employment Agreement and the Company’s Amended and Restated Key Executive Severance Plan (as may be amended from time to time, the “Severance Plan”), then:

a.    Executive’s Severance Pay (as defined in the Severance Plan) shall be reduced by the severance pay under Section 9(c)(iii) of the Employment Agreement in accordance with Section 5.2 of the Severance Plan;

b.    Executive shall be entitled to the prorated bonus in Section 9(c)(ii) of the Employment Agreement or the Prorated Target Bonus Amount (as defined in the Severance Plan), whichever is greater and which shall be paid within 75 days after the year of termination; and

c.    The portion of Executive’s outstanding long-term incentive awards that is not forfeited, as determined in accordance with the Employment Agreement or the Severance Plan (whichever is more favorable to Executive), shall continue to vest in accordance with the terms of the awards notwithstanding Executive’s termination of employment.

5.    For the avoidance of doubt, an event triggering the benefits in Section 9(d) of the Employment Agreement shall not be deemed to be a “Qualifying Termination” as defined in, and for purposes of, the Severance Plan.

6.    All terms not herein defined shall have the meanings ascribed to them in the Original Agreement. Except as specifically provided in this Amendment, the Original Agreement shall not be modified or amended in any manner whatsoever and shall remain in full force and effect.

7.     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

CHENIERE ENERGY, INC.

By:	/s/ Sean N. Markowitz
Name:	Sean N. Markowitz
Title:	General Counsel and Secretary

EXECUTIVE

By:	/s/ Jack A. Fusco
Name:	Jack A. Fusco